Exhibit 99.2
Hanesbrands Inc
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. ANNOUNCES 5 PERCENT SALES GROWTH EXPECTED IN 2010 FROM NET SHELF-SPACE GAINS WITH MAJOR RETAIL ACCOUNTS
WINSTON-SALEM, N.C. (Oct. 28, 2009) — Hanesbrands Inc. (NYSE: HBI), one of the world’s largest apparel essentials companies, today announced that it has secured significant net retail shelf-space and distribution gains that are expected to add approximately 5 percent sales growth in 2010.
The company expects the sales growth based on current shelf-space and program gains that significantly outnumber space and program losses, even if consumer spending patterns continue at today’s recessionary levels.
Hanesbrands is using its brand strength and low-cost global supply chain as a growth platform to increase market share over time and expand distribution. The company is generating net space gains through continued marketing investment and new-product innovation, through distribution of core product lines to a broader set of retailers, and through the value of its strong national brands to retailers during the recession and beyond.
“Our goal during this recession was to continue to invest in our brands, support our retailers and emerge as a stronger company focused on increasing market share,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “We have some of the strongest brands in the apparel industry, and we will enter 2010 with top-line momentum. For example, we expect at least high-single-digit growth of men’s underwear sales in 2010 solely as a result of net space gains for our Hanes brand at all major accounts and new distribution in the mid-tier, club-store and dollar-store channels.”
Hanesbrands’ 2010 sales-growth expectation of approximately 5 percent pertains only to growth from shelf-space and distribution gains and is not dependent on increased consumer spending. In early 2010, Hanesbrands will provide its expectations for total 2010 net sales growth based on the space gains, point-of-sale trends for the holiday period, the outlook for the consumer climate in 2010, and other factors.
The incremental net space gains are concentrated in the company’s Innerwear and Outerwear segments and will more than offset the expected losses in the Hosiery segment.

Hanesbrands Inc. Announces 5 Percent Sales Growth Expected In 2010 From Net Shelf-Space Gains With Major Retail Accounts — Page 2
The Innerwear segment, which consists of replenishment-oriented products, will account for more than half of the expected sales increases from space gains in 2010. Innovative products such as Hanes underwear T-shirts with lay-flat collars, dyed underwear briefs, and briefs with ComfortSoft waistbands will support the expected men’s underwear sales growth from space gains of high single digits or better.
The company expects net space gains for the Innerwear segment’s intimate apparel category to add mid-single-digit sales growth next year. Bra program expansions have been confirmed at most major accounts involving the company’s Bali, Playtex, Hanes and Barely There brands, and Hanes women’s panties are gaining space and new distribution at major accounts.
The remainder of Innerwear segment, which includes socks, children’s underwear and other products, has had space gains and losses that generally offset each other or could provide low-single-digit growth.
In Outerwear, segment growth will be driven by a multiyear agreement that has significantly expanded the company’s JMS/Just My Size brand in casualwear. Champion also has confirmed space and distribution gains in the sporting goods, department store and mid-tier store channels.
Internationally, the company has secured additional net retail shelf space and new distribution in Mexico for 2010 in the socks, men’s underwear and women’s intimate apparel categories. Hanesbrands is using its global low-cost supply chain to provide its Mexico commercial operations with a competitive sales advantage and will expand this model to other countries.
“We have the No. 1 or No. 2 market-share positions in all of our core categories because of the strength of our brands and power of our supply chain,” said William J. Nictakis, Hanesbrands president, chief commercial officer. “Retailers across all channels recognize that they can use the strength of our brands with consumers to build their business and drive shopper traffic in good economic times and bad. We are seeking to drive growth for our company and our retail partners.”
Webcast of Investor Conference Call
Hanesbrands today also reported results for the 2009 third quarter in a separate press release.
Hanesbrands will hold its quarterly investor conference call at 5 p.m. EDT today to review third-quarter results, fourth quarter assumptions and 2010 space gains. A live Internet broadcast of the conference call may be accessed on the home page of the Hanesbrands corporate Web site, www.hanesbrands.com. The call is expected to conclude by 6 p.m. EDT.
An archived replay of the conference call webcast will be available in the investors section of the Hanesbrands corporate Web site. A telephone playback will be available from approximately 7 p.m. EDT today until midnight EST on Nov. 4, 2009. The replay will be available by calling toll-free (800) 642-1687, or via toll-call at (706) 645-9291. The replay pass code is 33254168.

Hanesbrands Inc. Announces 5 Percent Sales Growth Expected In 2010 From Net Shelf-Space Gains With Major Retail Accounts — Page 3
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the net retail shelf-space and distribution gains that have been secured for 2010 and the expected impact of those gains. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our ability to execute our consolidation and globalization strategy, including migrating our production and manufacturing operations to lower-cost locations around the world; our ability to successfully manage social, political, economic, legal and other conditions affecting our foreign operations and supply chain sources; current economic conditions; consumer spending levels; the risk of inflation or deflation; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; failure to protect against dramatic changes in the volatile market price of cotton; the impact of increases in prices of other materials used in our products and increases in other costs; our ability to effectively manage our inventory and reduce inventory reserves; retailer consolidation and other changes in the apparel essentials industry; the highly competitive and evolving nature of the industry in which we compete; our ability to keep pace with changing consumer preferences; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including the 2008 Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of innerwear, outerwear and hosiery apparel under strong consumer brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company designs, manufactures, sources and sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear. Hanesbrands has approximately 45,000 employees in more than 25 countries. More information may be found on the company’s Web site at www.hanesbrands.com.
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